                                                                    Exhibit 10.4

                      LEASE DATED APRIL 28th, 1997 BETWEEN

                        MERIDIAN PROPERTIES, AS LANDLORD,

                     AND CROSS COUNTRY STAFFING, AS TENANT,

               FOR OFFICE PREMISES LOCATED IN BOCA RATON, FLORIDA

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

ARTICLE 1     Demised Premises ........................................       1

ARTICLE 2     Term ....................................................       1
              Section 1. Lease Term ...................................       1
              Section 2. Commencement Date ............................       1
              Section 3. Delayed Completion ...........................       2

ARTICLE 3     Right to Extend and Expand ..............................       2
              Section 1. Right to Extend ..............................       2
              Section 2. Right to Expand ..............................       3

ARTICLE 4     Rent and  Security Deposit ..............................       4
              Section 1. Base Rent ....................................       4
              Section 2. Assumed Square Footage .......................       5
              Section 3. Security Deposit .............................       5

ARTICLE 5     Operating Expenses ......................................       5
              Section 1. Tenant's Proportionate Share .................       5
              Section 2. Operating Expenses ...........................       5

ARTICLE 6     Construction ............................................      11
              Section 1. Building Construction ........................      11
              Section 2. Interior Build Out ...........................      11
              Section 3. Time Requirements ............................      13
              Section 4. Entry Prior to Term ..........................      13
              Section 5. Separate Electric Meter and HVAC .............      14

ARTICLE 7     Repairs and Alterations .................................      14
              Section 1. Repair of Defects ............................      14
              Section 2. Tenant Repairs ...............................      14
              Section 3. Landlord Repairs .............................      15
              Section 4. Tenant Alterations ...........................      15
              Section 5. Landlord Alterations .........................      16
              Section 6. Permits and Expenses .........................      16

ARTICLE 8     Common Areas ............................................      17
              Section 1. Definition ...................................      17
              Section 2. Right to Use .................................      17
              Section 3. Maintenance ..................................      18
              Section 4. Parking ......................................      18


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                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

ARTICLE 9     Tenant's Covenants ......................................      18

ARTICLE 10    Indemnification and Liability Insurance .................      19
              Section 1. Indemnification ..............................      19
              Section 2. Liability Insurance ..........................      19

ARTICLE 11    Use .....................................................      20

ARTICLE 12    Assignment and Subletting ...............................      20

ARTICLE 13    Fixtures ................................................      21

ARTICLE 14    Signs ...................................................      21

ARTICLE 15    All Risk Insurance ......................................      21
              Section 1. All Risk Insurance ...........................      21
              Section 2. Insurance Proceeds ...........................      22
              Section 3. Waiver of Subrogation ........................      22

ARTICLE 16    Casualty ................................................      22
              Section 1. Rent Abatement ...............................      22
              Section 2. Repairs and Restoration ......................      23
              Section 3. Tenant's Fixtures ............................      23

ARTICLE 17    Eminent Domain ..........................................      24
              Section 1. Total Taking .................................      24
              Section 2. Partial Taking ...............................      24
              Section 3. Repairs and Restoration ......................      25
              Section 4. The Award ....................................      26
              Section 5. Release ......................................      26

ARTICLE 18    Default .................................................      26
              Section 1. Landlord Remedies ............................      26
              Section 2. Landlord's Self-Help .........................      29
              Section 3. Tenant's Self-Help ...........................      29

ARTICLE 19    Subordination ...........................................      29

ARTICLE 20    Hazardous Materials .....................................      30

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

           Section 1.  Definition .....................................      30
           Section 2.  Tenant's Obligations ...........................      30
           Section 3.  Landlord's Obligations .........................      31

ARTICLE 21 Miscellaneous ..............................................      31
           Section 1.  Holding Over ...................................      31
           Section 2.  Waivers ........................................      31
           Section 3.  Disputes .......................................      32
           Section 4.  Notice .........................................      32
           Section 5.  Quiet Enjoyment ................................      33
           Section 6.  Zoning and Good Title ..........................      33
           Section 7.  Access .........................................      34
           Section 8.  Force Majeure ..................................      34
           Section 9.  Rules and Regulations ..........................      34
           Section 10. Waiver of Landlord's Lien ......................      34
           Section 11. Estoppel Certificates ..........................      35
           Section 12. Recordation ....................................      35
           Section 13. Invalidity of Particular Provisions ............      35
           Section 14. Captions .......................................      35
           Section 15. Landlord's Successors ..........................      35
           Section 16. Pronouns: Assigns ..............................      36
           Section 17. No Relationship ................................      36
           Section 18. Brokerage ......................................      36
           Section 19. Legal Fees .....................................      37
           Section 20. Financial Statements ...........................      37
           Section 21. Entire Agreement ...............................      37
           Section 22. Substantial Completion .........................      37
           Section 23. Effective ......................................      37
           Section 24. Radon Gas ......................................      37
           Section 25. Financing Contingency ..........................      38

                                TABLE OF CONTENTS

                                LIST OF EXHIBITS

Exhibit "A"        Legal Description of Land
Exhibit "B"        Plan of Demised Premises
Exhibit "C"        Site Plan of Office Facility
Exhibit "D"        Specification Outline
Exhibit "E"        Zoning Letter
Exhibit "F"        Arvida Rules and Regulations

                                      LEASE

      THIS LEASE, made as of the 28th day of April, 1997 between MERIDIAN PROPERTIES, a Michigan partnership having an office at 7777 Glades Road, Suite 201, Boca Raton, Florida 33433 (hereinafter called "Landlord"), and CROSS COUNTRY STAFFING, a Delaware partnership having an office at 6601 Park of Commerce Boulevard, Boca Raton, Florida (hereinafter called "Tenant").

                                    ARTICLE I
                                Demised Premises

      Landlord, in consideration of the rents to be paid and covenants and agreements to be performed and observed by Tenant, leases to Tenant and Tenant leases and takes from Landlord the entire second floor of a building (the "Building") to be constructed by Landlord on land (the "Land") located in Boca Raton, Palm Beach County, Florida, legally described on Exhibit "A" annexed hereto, which demised premises (the "Demised Premises") are intended to contain approximately 35,000 rentable square feet of floor area, as depicted on the structural plan prepared by Burton Braswell dated May 19, 1997, and will be configured as depicted on the plan of the Demised Premises to be annexed hereto as Exhibit "B," and will form part of an Office Facility (hereafter defined) to be constructed as depicted on the site plan annexed hereto as Exhibit "C." The Land and Building and all improvements now or hereafter constructed thereon are hereinafter collectively referred to as the "Office Facility."

                                    ARTICLE 2
                                      Term

Section 1. Lease Term

      The term of this Lease shall begin on the Commencement Date (hereafter defined), and shall terminate on April 30, 2008 ("Expiration Date"), unless terminated or extended as provided herein. For purposes of this Lease, a "Lease Year" shall be the twelve-month period commencing on January 1st and terminating on the following December 31st, except, however, that if the Commencement Date shall be other than January 1st, the first Lease Year shall be the period commencing on the Commencement Date and terminating on the second December 31st thereafter. The last Lease Year shall be the period commencing with January 1, 2008 and terminating on the Expiration Date.

Section 2. Commencement Date

      The "Commencement Date" shall be the later of (a) December 1, 1997 or (b) the date on which: (i) Landlord delivers possession of the Demised Premises to Tenant, broom clean and substantially completed by Landlord in accordance with the Plans and Specifications (hereafter defined), as certified by Anderson Architecture, Inc., (ii) Landlord delivers to Tenant a copy of the temporary or permanent Certificate of Occupancy executed by the appropriate public authority and all other requisite permits for Tenant to occupy the Demised Premises for the use intended hereunder (except for those permits related to Tenant's use of the Demised Premises, which shall be Tenant's responsibility to obtain), including an inspection certificate of approval by the National Board of Fire Underwriters or equivalent rating authority, and (iii) the telephone trunk line is hooked up to the Building and the Building is fully wired for telephone and computer service.

Section 3. Delayed Completion

      If Landlord fails to: (a) obtain by July 1,1997 the building permit required by local governmental authorities for construction of the Office Facility (not including Tenant's Build Out) (the "Building Permit"), or (b) commence construction of the Building within fifteen (15) days after obtaining the Building Permit and thereafter continue to diligently pursue construction, then Tenant may terminate this Lease by delivering written notice to Landlord setting forth Tenant's reason for terminating and giving Landlord 15 days to cure; if Landlord fails to cure, the Lease shall be terminated. Landlord shall deliver a copy of the Building Permit to Tenant promptly after Landlord obtains it and shall notify Tenant in writing of the day that construction commences. On or before October 15, 1997, Landlord shall deliver written notice to Tenant informing Tenant when Landlord reasonably expects the Commencement Date to occur. If the Commencement Date occurs later than May 1,1998, Tenant will be constrained from adding new employees and growing its business as expected and may have to move to temporary premises or pay holdover rent. Landlord therefore agrees, if the Commencement Date has not occurred by May 1,1998, Landlord shall pay Tenant the sum of $1333 per day from May 1,1998 through the Commencement Date. Landlord shall pay these sums by giving Tenant a credit against future rents (the rents due the soonest under this Lease), unless the Commencement Date has not occurred by August 31, 1998, in which event Landlord shall immediately pay all such accrued sums to Tenant in cash and shall continue to pay such sums to Tenant in cash on a weekly basis as they accrue.

                                    ARTICLE 3
                           Right to Extend and Expand

Section 1. Right to Extend

      Tenant shall have the right, at its election, to extend the original term of this Lease for two (2) successive additional periods of five (5) years each, exercisable upon the following terms and conditions:

            (a) Tenant shall give Landlord written notice of its election to extend the term not later than nine (9) months prior to the expiration of the then-current term;

            (b) Tenant shall not be in default under this Lease at the time of the exercise of such election or thereafter until commencement of the extension term; and

            (c) Each extended term shall be upon the same terms and conditions as specified in this Lease (including the continuation of the 3% annual increases in Base Rent), except that Tenant shall have no further election to extend the term of this Lease beyond the second extended term.

If Tenant does not give Landlord timely notice of its election to exercise an option to extend, then Tenant shall be deemed to have waived that option and any subsequent options to extend, and the Lease shall expire at the end of the then-current term.

Section 2. Right to Expand

      (a) During the term of this Lease, Tenant shall have the right of first offer (all space to be offered to Tenant first) on all space in the Building as it becomes available for rent, at the same rental rate and upon the same terms and conditions as Landlord, reasonably and in good faith, intends to offer such space for rent to the public. Landlord shall deliver a written offer to Tenant ("Landlord's Offer") when Landlord becomes aware that space in the Building will be available for rent describing the space and setting forth the rental rate and other terms that Landlord would be willing to accept from Tenant, which rate and terms shall be the same rate and terms as Landlord, reasonably and in good faith, intends to offer such space for rent to the public should Tenant not accept the offer.

      (b) The right of first offer shall be exercisable upon the following terms and conditions:

            (i) Promptly after receipt of Landlord's Offer, Tenant shall give Landlord a verbal indication of whether or not Tenant is interested in the space and, if interested, shall deliver a written acceptance or a counter offer to Landlord not later than thirty (30) days after Tenant's receipt of Landlord's Offer; and

            (ii) Tenant shall not be in default under this Lease at the time of exercise of the right of first offer, nor at any time thereafter until Tenant takes possession of the additional space.

      (c) Should Tenant elect not to accept Landlord's Offer, and should Landlord subsequently, reasonably and in good faith, decide to lower the rental rate below the rate previously offered to Tenant (including offering free rent or reduced rent for a


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

longer period of time than previously offered to Tenant), then Landlord shall first offer the space to Tenant at the lower rental rate, and thereafter the same conditions and procedures shall apply and be followed by the parties as outlined in the preceding paragraphs of this Section.

                                    ARTICLE 4
                            Rent and Security Deposit

Section 1. Base Rent

      (a) Tenant agrees to pay Landlord and Landlord agrees to accept, at such place as Landlord shall from time to time direct by notice to Tenant, minimum annual rent ("Base Rent") in the amount of $9.50 per rentable square foot. Landlord has waived the Base Rent for four months from the Commencement Date (the "Free Rent Period"). The Base Rent shall be payable in equal monthly installments, in advance on the first day of each calendar month, commencing at the expiration of the Free Rent Period (the "Rent Commencement Date"). The Base Rent shall increase every twelve (12) months, commencing on the first day of the third Lease Year, and on the first day of each succeeding Lease Year thereafter, by three percent (3%) over the Base Rent for the previous Lease Year. If this Lease commences on a day other than the first day of a month, or terminates on a day other than the last day of a month, Tenant shall pay a prorata portion of the monthly installment of Base Rent for the applicable fractional portion of that month.

      (b) Notwithstanding the foregoing, if Tenant is able to relet its current premises at 1515 South Federal Highway, Boca Raton, Florida, or is otherwise relieved of all or part of its rental obligations for such facility for all or a portion of the lease term remaining after Tenant vacates its current premises and takes occupancy of the Demised Premises, Tenant shall share with Landlord 50% of such savings realized by Tenant (payable by Tenant to Landlord in installments at the same time that Tenant would otherwise have been obligated to make rental payments under the lease for the current premises).

      (c) Tenant shall pay Florida Sales Tax on the Base Rent and additional rent payable hereunder to Landlord on a monthly basis together with the Base Rent. Landlord shall inform Tenant of the amount of the Florida Sales Tax owed. Tenant shall not be required to pay any estate, inheritance, succession, capital levy, gross receipts, transfer or income tax of Landlord.


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

Section 2. Assumed Square Footage

      The Base Rent set forth above shall be calculated assuming the Demised Premises contains exactly 35,000 rentable square feet, irrespective of the actual "as built" measurements.

Section 3. Security Deposit

      Tenant has deposited with Landlord the sum of $80,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. In the event Tenant defaults in the payment or performance of any of the terms of this Lease, Landlord may use or retain the whole or any part of the security deposit to the extent required for the payment of any delinquent rent or to remedy any performance default. In the event Tenant timely pays all rent obligations and is not otherwise in default during the first five (5) Lease Years, Landlord shall refund one half ($40,000.00) of the security deposit to Tenant at the commencement of the sixth Lease Year. In the event of a sale of the Building, Landlord shall have the right to transfer the security deposit to the purchaser, and thereupon be released from all liability for the return of the security deposit and Tenant shall look solely to the new Landlord for return of the security deposit. Tenant shall not use the security deposit towards payment of the final months' rent.

                                    ARTICLE 5
                               Operating Expenses

Section 1. Tenant's Proportionate Share

      For the purposes of this Lease, the term "Tenant's Proportionate Share" shall mean fifty percent (50%).

Section 2. Operating Expenses

      (a) The term "Operating Expenses" shall mean all costs of operation and maintenance of the Office Facility as determined in accordance with generally accepted accounting principles, consistently applied, and shall include the costs incurred by Landlord for wages and salaries paid by Landlord to all persons engaged in the normal operation, maintenance and repair of the Office Facility, including:

            (i) Social Security taxes, Unemployment Insurance taxes, other provisions imposed by law and so-called "fringe-benefits" incurred by Landlord under the provisions of any collective bargaining agreement;

            (ii) amounts reasonably expended by Landlord to repair, replace and maintain the Building and the Common Areas in accordance with Articles 7 and 8 and the cost of supplies, materials, tools, and property maintenance equipment used in connection therewith, except as otherwise provided in this Lease (e.g., structural, roof and warranty repairs);

            (iii) premiums, deductibles or casualty loss and other charges which Landlord in good faith pays and incurs with respect to the all risk insurance on the Building described in Article 15, Section 1 and comprehensive general liability insurance on the Common Areas described in
      Article 10, Section 2 (b);

            (iv) electricity charges, water charges, sewer rents and other utility charges not specifically paid for by Tenant or other tenants of the Building, including utilities to the Common Areas;

            (v) all real or personal property taxes (or payments in lieu of such taxes), excises, levies, fees, or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Office Facility, except that Tenant and all other tenants of the Office Facility will be responsible for ad valorem taxes on their personal property and on the value of their leasehold improvements. The property tax assessments (both real and personal) are generally not known until October or November of each year. For budgeting purposes and determining the proper amount of taxes for purposes of estimating the Operating Expenses for the next Lease Year, Landlord shall use an estimated amount based upon one hundred five percent (105%) of the previous year's actual tax bills (with maximum discount for early payment). An adjustment from the estimated amount to the actual tax bills shall be made in the month in which the actual tax bills are received. All charges to Tenant for taxes shall be based upon the maximum discount for early payment. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a prorata portion thereof covering the unexpired portion of the term at time of imposition of the assessment shall be included in the Operating Expenses;

            (vi) except as hereafter provided, amounts reasonably expended by Landlord for professional fees including, without limitation, engineering, legal and accounting fees; and

            (vii) amounts reasonably expended by Landlord for management fees, up to a maximum of 4.0% of the Base Rent in effect on January 1 of the applicable Lease Year;

            (viii) janitorial service, window washing, pest control, garbage removal (including dumpster rental) and similar services for the Demised Premises and the Common Areas;

            (ix) owners' and merchants' association fees or dues, including fees to the Arvida Park of Commerce association;

            (x) the reasonable costs associated with maintaining security for the Office Facility (Arvida Park of Commerce currently provides security patrol at night and weekends and a guard at the Office Facility entrance as part of the Arvida Park of Commerce fees);

            (xi) the reasonable costs of window cleaning, energy management, elevator and service agreements for the Office Facility and the equipment and fixtures therein and thereon, and the cost of all supplies, signs, directories, materials, tools and equipment used in connection therewith; and

            (xii) costs of a capital nature that benefit the Office Facility as a whole, including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, amortized on a straight line basis over the useful life of the capital improvement in accordance with generally accepted accounting principles, consistently applied; and

            (xiii) any other reasonable expenses, direct or indirect, incurred by Landlord in connection with the operation, maintenance and repair of the Office Facility, except as otherwise provided in this Lease.

Operating Expenses shall be "net" only, and for that purpose shall be deemed reduced by the amounts of any insurance reimbursement, other reimbursement, recoupment, payment, discount, credit, reduction or allowance received by Landlord in connection with such Operating Expenses.

      (b) Notwithstanding anything contained herein and without limiting the generality of the foregoing, the following costs shall not be included in Operating Expenses:

            (i) leasing commissions;

            (ii) payments of principal and interest on any mortgages or other encumbrances upon the Building or Land;

            (iii) utilities furnished directly to Tenant and paid for directly by Tenant or another tenant of the Building;

            (iv) additional suite maintenance or repairs directly billed and paid for by Tenant or another tenant of the Building;

            (v) depreciation on the Building;

            (vi) expenses of operating and maintaining Landlord's own offices in the Building;

            (vii) other tenants' personal property taxes;

            (viii) costs incurred by Landlord with respect to goods and services provided to tenants of the Building (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is entitled to reimbursement for such costs other than through the Operating Expense pass-through provisions of such tenant leases;

            (ix) costs incurred by Landlord for repairs, replacements and/or restoration to the Building or Common Areas to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third persons;

            (x) costs, including cost of plans, construction, permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

            (xi) attorneys' fees and other costs and expenses incurred in connection with the negotiations or disputes with present or prospective tenants or other occupants of the Building other than Tenant;

            (xii) costs of a capital nature that benefit selected tenant(s) rather than the Office Facility as a whole, including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied;

            (xiii) brokerage commissions, tenant incentives, finders' fees, attorneys' fees, advertising expenses, entertainment and travel expenses and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

            (xiv) interest on debt or amortization on any mortgage or mortgages encumbering the Building or Common Areas;

            (xv) Landlord's general corporate overhead;

            (xvi) rental payments incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except operating/maintenance equipment not affixed to the Building or Common Areas which is used in providing janitorial or similar services;

            (xvii) costs of installing the initial landscaping and any initial furniture, sculpture, paintings and objects of art for the Building and Common Areas;

            (xviii) advertising and promotional expenditures;

            (xix) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the original construction of the Building or Common Areas, including defects in design, materials or workmanship, and the costs incurred to repair any damage to persons or property caused by such defects;

            (xx) repairs or replacements covered by warranties or guaranties to the extent of service or payment thereunder;

            (xxi) damage and repairs of a capital nature to the Common Areas attributable to condemnation, fire or other casualty, and damage and repairs of a non-capital nature to the Common Areas attributable to condemnation, fire or other casualty to the extent of awards or insurance proceeds received by Landlord;

            (xxii) damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors, agents or invitees or other tenants of the Building or their employees, contractors, agents or invitees;

            (xxiii) executive salaries or salaries of service personnel to the extent that such service personnel perform services other than in connection with the management, operation, repair or maintenance of the Office Facility;

            (xxiv) accountant's fees and other expenses associated with the enforcement of any leases or defense of Landlord's title to or interest in the Office Facility; and

            (xxv) services furnished to some tenants which are not furnished to Tenant.

Landlord shall not collect in excess of one hundred percent (100%) of all Operating Expenses.

      (c) For each Lease Year during the term of this Lease, Tenant shall pay to Landlord as additional rent a sum equal to Tenant's Proportionate Share of the Operating Expenses ("Tenant's Operating Payment"). Notwithstanding the foregoing, Tenant's Operating Payment for the second and any subsequent Lease Year shall not exceed Tenant's Operating Payment for the previous Lease Year by more than 5%, excluding real estate taxes, utilities, sewer and water and other governmental charges, insurance premiums and association fees imposed by Arvida Park and Commerce East (or its successor). Landlord shall furnish to Tenant, prior to the commencement of each Lease Year a written statement setting forth Landlord's estimate of Tenant's Operating Payment for the Lease Year, and the method of calculation of Tenant's Operating Payment. Tenant shall pay to Landlord on the first day of each month during such Lease Year an amount equal to one-twelfth (1/12th) of Landlord's estimate of Tenant's Operating Payment for such Lease Year.

      (d) After the end of each Lease Year, Landlord shall furnish to Tenant a Landlord's Statement for such Lease Year setting forth in reasonable detail the actual Operating Expenses, which shall be prepared by a certified public accountant or managing agent designated by Landlord. If the Landlord's Statement shows that Tenant paid too much in Operating Expenses for such Lease Year, Landlord shall either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments under this Lease; and if the Landlord's Statement shows that Tenant paid too little in Operating Expenses for such Lease Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor, subject to the 5% cap on yearly increases specified in Section (c) of this Article.

      (e) If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any Operating Expenses for the Lease Year in which such Commencement Date or Expiration Date shall occur shall be apportioned. In the event of a termination of this Lease, any Operating Expenses shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement. The rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any Operating Expenses shall survive the termination of this Lease.

      (f) Each Landlord's Statement shall be conclusive and binding upon Tenant unless within forty five (45) days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the particular respects in which Landlord's Statement is claimed to be incorrect. Landlord agrees to grant Tenant reasonable access to Landlord's books and records for the purpose of verifying Operating Expenses incurred by Landlord. Tenant agrees that such information from Landlord's books and records will be kept confidential. Pending resolution of such dispute, Tenant shall pay Operating Expenses in accordance with the Landlord's Statement.

                                    ARTICLE 6
                                  Construction

Section 1. Building Construction

      On or before May 31, 1997, Landlord shall deliver to Tenant a copy of the plans and specifications for the Office Facility (the "Plans and Specifications"), including footprint and floor plans for the Building, that Landlord intends to submit to the governmental authorities with its request for the Building Permit. The Plans and Specifications shall not vary from the Specification Outline annexed hereto as Exhibit "D" or the site plan annexed hereto as Exhibit "C," without Tenant's prior consent. Landlord, at Landlord's sole cost and expense, shall construct the Building in all material respects in accordance with the Plans and Specifications. After completion, Landlord shall deliver to Tenant one sepia and one complete set of "as built" final Plans and Specifications.

Section 2. Interior Build Out

      (a) Landlord shall construct and provide, at its expense (which expense shall not be passed through to Tenant or deducted from Tenant's build out allowance), all improvements at or above the ceiling of the Demised Premises including, without limitation, the ceiling tiles, fire sprinkler system, overhead lighting and HVAC duct work and vents. Landlord shall also construct and provide, at its expense (which expense shall not be passed through to Tenant or deducted from Tenant's build out allowance), one elevator and one men's and one women's restroom centrally located on the second floor of the Building and containing an adequate number of stalls and sinks for the maximum number of employees that Tenant anticipates will work in the Demised Premises.

      (b) Landlord shall give Tenant a build out allowance (the "Allowance") in the amount of $20.00 per rentable square foot toward Tenant's interior build out (the "Build Out") and shall construct the Build Out and deliver the Demised Premises to Tenant with the Build Out completed, on a "turn key" basis. On or before September 30, 1997, Tenant shall deliver to Landlord a copy of the plans and specifications for the Build Out (the "Build Out Plans"), together with a copy of a budget (the "Build Out Budget") and construction schedule (the "Build Out Schedule"). The Build Out Budget and the Build Out Schedule shall be prepared jointly by Tenant and Landlord's general contractor, Butters Construction and Development. The Build Out Budget shall include a contingency category equal to 10% of the total budget. Landlord shall construct the Build Out in accordance with the Build Out Plans, and shall use diligent efforts to keep the costs within the Build Out Budget and comply with the time frames set forth in the Build Out Schedule.

      If Landlord is able to complete the Build Out in accordance with the Build Out Plans for less than the total budgeted amount set forth in the Build Out Budget, then Landlord shall be entitled to the savings (which shall be paid to Landlord by reducing the remaining Allowance or, if there is no Allowance remaining, by cash from Tenant). If Landlord is not able to complete the Build Out in accordance with the Build Out Plans without expending more than the total budgeted amount set forth in the Build Out Budget, then Landlord shall be responsible for the cost overruns and shall promptly pay the excess sums owed without right to seek reimbursement from Tenant, except to the extent that such cost overruns were directly caused by Tenant. Neither Landlord nor its contractor shall make any changes to the Build Out Plans without Tenant's prior approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the right to make changes to the Build Out Plans, provided that such changes do not alter the general scope of the Build Out Plans and Tenant furnishes to Landlord a certification by Tenant's architect that no such change will impair in any manner the structural soundness of the Building or delay for more than five (5) working days the Commencement Date. In the event that Tenant changes delay for more than five (5) working days the Commencement Date, and such Tenant changes are the sole reason for the delay, the Free Rent Period shall be decreased by one day for each day of such Tenant-caused delay, excluding the initial five working day period. Tenant shall be responsible for any increased costs of the Build Out that result from such changes in the Build Out Plans, to the extent the changes cause the total Build Out costs to exceed the Allowance. Landlord shall deliver to Tenant one sepia and one complete set of "as built" final Build Out Plans as soon as the they are available following the completion of the Build Out.

      Landlord shall pay the first $20,000 of Tenant's architect fees for preparation of the Build Out Plans, which shall not be credited against the Allowance or appear in the Build Out Budget. Tenant shall pay the balance of the architect's fees for preparation of the Build Out Plans directly to the architect and these fees shall not be included in the Build Out Budget.

Section 3. Time Requirements

      Subject to delays caused by scarcity of materials, strikes, fires or other casualty, government restrictions and regulations, delays caused by weather conditions or any other cause beyond the reasonable control of Landlord ("Delays") and subject to delays occasioned by Tenant or by changes required by Tenant, Landlord shall commence construction as soon as reasonably possible after the execution of this Lease and thereafter shall diligently prosecute to completion such construction, without interruption or delay, in a good and workmanlike manner, and in accordance with the Plans and Specifications and Build Out Plans (subject to permitted changes required by Tenant or by law), and in compliance with all valid applicable laws and regulations of the Federal, State and Municipal governments, or any department or division thereof including, without limitation, the Americans With Disabilities Act and applicable fire codes.

Section 4. Entry Prior to Term

      Tenant shall have the right, prior to the date of delivery of possession and during the progress of construction, to enter the Demised Premises in order to inspect, install its furniture, fixtures, appliances and equipment and for purposes incidental thereto, without obligation to pay any sum of money as rent or for use and occupation prior to the Rent Commencement Date, but upon all other terms and conditions contained in this Lease, provided (i) that such entry shall not unreasonably interfere with the construction of the Building or the surfacing of the parking areas, (ii) Tenant contacts Landlord's general contractor (the "Contractor") to schedule access to the Demised Premises and complies with any reasonable conditions the Contractor imposes, including without limitation, requiring Tenant to be accompanied by an employee of the Contractor or Landlord, hard hats, etc. and (iii) if construction of the Build Out has not yet commenced, Tenant first obtains Landlord's consent, which consent shall not be unreasonably withheld. Such entry or use by Tenant shall be at Tenant's sole risk. It is agreed that if, in Tenant's sole judgment, Tenant elects to start conducting business in the Demised Premises even though some work remains to be completed by Landlord, or is not yet accepted by Tenant as complete, such commencement of business shall not be deemed a waiver of Landlord's obligation to substantially complete the work, and Landlord agrees to substantially complete the work promptly thereafter in accordance with this Lease.

Section 5. Separate Electric Meter and HVAC

      The Demised Premises shall be directly metered or submetered at Landlord's expense and Tenant shall pay the electric company directly for electricity furnished to the Demised Premises. The Demised Premises shall have its own separate, multi-zoned HVAC system, which Tenant shall be able to control from within the Demised Premises.

                                    ARTICLE 7
                             Repairs and Alterations

Section 1. Repair of Defects

      The taking of possession of the Demised Premises shall not constitute a waiver by Tenant of any defects in the Demised Premises or any failure by Landlord to perform its agreements, and Tenant, by notification to Landlord within the first twelve (12) months after delivery of possession, may require Landlord to perform all of its agreements and repair any defects, including any loss or damage to Tenant's fixtures and personal property caused thereby. Landlord shall promptly remedy all defects, latent or patent, in design, workmanship or materials with respect to the Demised Premises and Common Areas identified by Tenant during the first twelve (12) months after delivery of possession of the Demised Premises to Tenant, at Landlord's expense (which expense shall not be included in any operating expenses passed through to Tenant).

Section 2. Tenant Repairs

      Subject to the provisions of Articles 16 and 17, and except for (i) reasonable wear and tear, (ii) repairs that Landlord is required to perform pursuant to this Lease, and (iii) maintenance or replacement necessitated as a result of the act or neglect of Landlord, its employees, agents, contractors, licensees or invitees, Tenant shall repair and maintain the interior of the Demised Premises in good order and condition, including maintenance, repair and replacement of all damaged or broken doors or glass, wall coverings, floor coverings and sanitary and electrical fixtures. Tenant shall also be responsible for all repairs to the Building and the facilities and systems thereof, the need for which arises out of (i) Tenant Alterations, or (ii) misuse or neglect by Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. In the event insurance coverage maintained by Landlord or Tenant or a manufacturer's warranty would pay for such repairs, replacements or expenses, then Tenant shall be liable only for the portion of the costs that, by reason of the insufficiency of insurance proceeds and/or applicability of a deductible, exceed the amount of the insurance proceeds applicable to such repairs, replacements and expenses.

Section 3. Landlord Repairs

      Subject to the provisions of Articles 16 and 17, and except for (i) reasonable wear and tear, (ii) repairs that Tenant is required to perform pursuant to this Lease, and (iii) maintenance or replacement necessitated as a result of the act or neglect of Tenant, its employees, agents, contractors, licensees or invitees, Landlord shall (i) make all structural repairs to the Demised Premises and other portions of the Office Facility, including without limitation, repairs to the concrete floors, bearing walls, foundations and columns (which expenses shall not be included in any operating expenses passed through to Tenant), (ii) maintain, repair and replace as necessary the roof and roof membrane of the Building (which expenses shall not be included in any operating expenses passed through to Tenant), (iii) maintain, repair and replace, as necessary, all systems and other items serving more than one tenant's premises, including without limitation, exhaust fans, electrical systems, plumbing, sewer and water systems, fire sprinklers and fire protection systems, elevators, HVAC systems, emergency systems, telephone, television and data transmission lines, Building security systems (if any), parking lot lighting and other lighting systems and signage, (iv) maintain, repair and replace as necessary the HVAC system servicing the Demised Premises (notwithstanding the fact that it services only the Demised Premises), and (v) maintain, repair and replace all Common Areas as provided in Article 8. The amounts reasonably expended by Landlord in complying with subsections (iii),
(iv) and (v) above shall constitute Operating Expenses under Article 5, Section 2(a)(ii). In the event the Demised Premises shall be without air conditioning, elevators or other services resulting in a substantial interruption of Tenant's business for forty-eight (48) hours or more, then the Base Rent and all additional rent shall be abated, to the extent covered by Landlord's rental value insurance, for that period of time after the services have been substantially disrupted to and through the date that the services to the Demised Premises are substantially restored.

Section 4. Tenant Alterations

      (a) Tenant shall have the right to make changes and alterations to the Demised Premises ("Tenant Alterations") in accordance with the following provisions. Tenant may, at its sole expense, from time to time, redecorate the interior of the Demised Premises and make such nonstructural interior Tenant Alterations as Tenant deems expedient or necessary for its purposes, provided that (i) Tenant obtains Landlord's prior written consent if the Tenant Alterations are reasonably expected to exceed $10,000.00 in the aggregate, which consent Landlord shall not unreasonably withhold, condition or delay, (ii) such Tenant Alterations neither impair the structural soundness nor diminish the value of the Building, and (iii) such Tenant Alterations do not unreasonably interfere with other tenants' operation of their businesses in the Building. Tenant may, at its sole expense, from time to time, make exterior or structural Tenant Alterations provided that (i) Tenant obtains Landlord's prior written consent, which consent Landlord may withhold in its sole discretion, and (ii) the Tenant Alterations neither impair the structural soundness nor diminish the value of the Building, and (iii) the Tenant Alterations do not unreasonably interfere with other tenants' operation of their businesses in the Building. Landlord shall execute and deliver upon request of Tenant such instrument or instruments embodying the approval of Landlord which may be required by any public or quasi-public authority for the purpose of obtaining any licenses or permits for the making of such Tenant Alterations to the Demised Premises and Tenant agrees to pay for such licenses or permits.

      (b) Tenant's contractors shall maintain worker's compensation insurance and comprehensive general liability insurance in amounts and with companies reasonably satisfactory to Landlord and shall provide Landlord with certificates of insurance and copies of all necessary government permits.

      (c) All Tenant Alterations (not including fixtures readily removable without injury to the Demised Premises) shall be and remain a part of the Demised Premises at the expiration of this Lease, unless Landlord specifies at the time it grants consent to the Tenant Alterations that they must be removed by Tenant at Tenant's expense prior to Tenant's surrender of the Demised Premises.

Section 5. Landlord Alterations

      Landlord shall have the right to make alterations and changes to the Building required to cause the Building to comply with applicable building or fire codes or to diffuse an emergency. Landlord shall also have the right to paint the Building, affix its or any other name to it and reconfigure the parking and traffic flows provided Landlord does not reduce the total number of useable parking spots at the Office Facility.

Section 6. Permits and Expenses

      (a) Each party agrees that it will procure all necessary permits before making any repairs, alterations other improvements or installations, including, without limitation, any Tenant Alterations. Each party shall give written notice to the other of any repairs required of the other pursuant to the provisions of this Article and the party responsible for the repairs agrees promptly to commence the repairs and to prosecute the same to completion diligently, subject, however, to delays occasioned by events beyond the control of such party. Each party agrees for itself to pay promptly when due the entire cost of any work done by it upon the Demised Premises so that the Demised Premises at all times shall be free of liens for labor and materials. Each party further agrees to save harmless and indemnify the other from and against any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work by such party or its employees, agents or contractors. Each party further agrees that in doing such work it shall employ materials of first quality and comply with all governmental requirements, and perform such work in a good and workmanlike manner.

      (b) The interest of Landlord in the Demised Premises shall not be subject to any construction or other liens for improvements to or other work performed on the Demised Premises by or on behalf of Tenant. All contractors, materialmen and other parties contracting with Tenant or its representatives with respect to the Demised Premises are hereby charged with notice that they must look to Tenant to secure payment of any bill for work done or material furnished or for any other purpose during the term of this Lease. Tenant shall notify any contractor making improvements to the Demised Premises of the provisions of this paragraph. Should any construction lien or other lien nevertheless be filed against the Demised Premises by reason of Tenant's acts or omissions or because of a claim against Tenant or work done on behalf of Tenant, Tenant shall cause the lien to be canceled and discharged of record by bond or otherwise within thirty (30) days after notice by Landlord.

                                    ARTICLE 8
                                  Common Areas

Section 1. Definition

      Landlord shall be responsible for the completion of the Common Areas (hereinafter defined). The term "Common Areas" shall mean the following areas (as initially constructed or as modified at any time thereafter): (a) areas located in the Building devoted to lobbies, hallways, elevators, restrooms, janitorial closets, vending areas and other similar facilities provided for the common use or benefit of the tenants of the Building generally and/or for the public (not including any such areas designated for the exclusive use of Tenant) or another tenant of the Building, (b) mechanical rooms, electrical facilities, telephone closets, building stairs, fire towers, elevator shafts, vents, stacks, pipe shafts, vertical ducts and other such facilities within the Building, and
(c) those portions of the Land which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally, including without limitation, all parking areas and all streets, sidewalks and landscaped areas.

Section 2. Right to Use

      At all times during the term of this Lease, Landlord shall continuously and without interruption, except for temporary interruptions or repairs, reconstruction and repaying, make available, and Landlord hereby grants and demises to Tenant and Tenant's successors and assigns, a non-exclusive license and the right for Tenant, its customers, guests, licensees, invitees, subtenants, employees and agents, in common with Landlord and all persons, firms and corporations conducting business within the

Office Facility and their respective customers, guests, licensees, invitees, subtenants, employees and agents, to use the Common Areas.

Section 3. Maintenance

      During the term of this Lease, Landlord shall manage, maintain and operate the Common Areas so that they are clean, attractive and safe and in good working order, including without limitation, any Office Facility sign, parking area surface (including stripe painting and the removal of standing water therefrom), landscaped areas and the removal of rubbish and other refuse and debris and shall keep the Common Areas well illuminated.

Section 4. Parking

      Landlord shall provide to Tenant, free of charge, seven (7) parking spaces per 1,000 rentable square feet of Demised Premises, fifteen (15) of which shall be covered parking spaces. Tenant shall have the right to lease up to (15) additional covered parking spaces at a rate of $20.00 per month per space to take the place of up to fifteen of its free uncovered parking spaces. Landlord agrees that there shall be a minimum of 367 parking spaces (including covered parking spaces) within the Office Facility at all times during the term hereof. The more desirable covered parking spaces shall be fairly allocated among the tenants. Landlord shall not designate or reserve parking spaces for the exclusive use of any tenant without also designating and reserving parking spaces for the exclusive use of Tenant. Tenant shall have the right to choose the location of its designated or reserved parking spaces before any of the spaces are designated or reserved to other tenants.

                                    ARTICLE 9
                               Tenant's Covenants

      Tenant covenants and agrees: (a) to procure any licenses and permits required for Tenant's use of the Demised Premises; (b) upon the expiration or termination of this Lease, to remove its goods and effects and those of all persons claiming under it and to yield up peaceably to Landlord the Demised Premises in broom clean condition, insured damage by fire and casualty, repairs for which Landlord is responsible hereunder and reasonable wear and tear excepted, and to repair any damage caused by such removal of goods and effects; and (c) and to permit Landlord to enter the Demised Premises to make such repairs, improvements, alterations or additions thereto as may be required by Landlord under the provisions of this Lease, provided Landlord notifies Tenant at least 24 hours in advance (except that no prior notice is required in the event of an emergency) and does not unreasonably interfere with the conduct of Tenant's business.

                                   ARTICLE 10
                     Indemnification and Liability Insurance

Section 1. Indemnification

      (a) Tenant shall save and hold Landlord, its partners and employees, harmless from and hereby indemnifies same against, injury, loss, claim, damage or liability to Tenant, its partners, employees, agents, licensees or contractors, or to any other person or persons, for or on account of any death and/or injury or any damage to property within the Demised Premises occurring during the term by reason of or from the use or misuse of the Demised Premises, or any equipment, furnishings or fixtures therein, or by or from any person or persons lawfully or unlawfully upon the Demised Premises or by or from any act, omission or neglect of any such person, or in any manner whatsoever growing out of the use of the Demised Premises or caused by the acts, negligence or default of Tenant, its employees, agents, licensees or contractors, unless caused by the acts, negligence or default of Landlord, its employees, agents, licensees or contractors.

      (b) Landlord shall save and hold Tenant, its partners and employees, harmless from and hereby indemnifies same against, injury, loss, claim, damage or liability to Landlord, its partners, employees, agents, licensees or contractors, or to any other person or persons, for or on account of any death and/or injury or any damage to property occurring during the term by reason of or from the use or misuse of the Common Areas, or any equipment, furnishings or fixtures therein, or by or from any person or persons lawfully or unlawfully upon the Common Areas or by or from any act, omission or neglect of any such person, or in any manner whatsoever growing out of the use of the Common Areas or caused by the acts, negligence or default of Landlord, its employees, agents, licensees or contractors, unless caused by the acts, negligence or default of Tenant, its employees, agents, licensees or contractors.

Section 2. Liability Insurance

      (a) Tenant shall maintain with respect to the Demised Premises, with insurance companies reasonably acceptable to Landlord, comprehensive general liability insurance in an amount not less than $1,000,000.00 combined single limit each occurrence for bodily injury and property damage and umbrella and excess liability insurance with a limit of not less than $4,000,000, insuring Landlord and Landlord's partners (except as to Landlord's or its partner(s) negligent acts or omissions) and Tenant against injury to persons or damage to property as herein provided. Tenant shall also maintain workers' compensation coverage in compliance with the Workers' Compensation Act of the State of Florida and employer's liability insurance with a limit of not less than $1,000,000 per occurrence for any accident/disease. All such insurance may be carried under a blanket policy covering the Demised Premises and any other facilities of Tenant. A copy of each policy or a certificate of insurance and evidence of payment thereof shall be delivered to Landlord on or before the Commencement Date and evidence of renewals thereof shall be delivered at least ten (10) days prior to expiration, and no such policy shall be cancelable without ten (10) days prior notice to Landlord.

      (b) Landlord shall maintain with respect to the Common Areas, with insurance companies reasonably acceptable to Tenant, comprehensive general liability insurance in an amount not less than $1,000,000.00 combined single limit each occurrence for bodily injury and property damage and umbrella and excess liability insurance with a limit of not less than $4,000,000, insuring Tenant and Tenant's partners (except as to Tenant's or its partner(s) negligent acts or omissions) and Landlord against injury to persons or damage to property as herein provided. Such insurance may be carried under a blanket policy covering the Office Facility and any other facilities of Landlord. A copy of the policy or a certificate of insurance and evidence of payment thereof shall be delivered to Tenant on or before the Commencement Date and evidence of renewals thereof shall be delivered at least ten (10) days prior to expiration, and no such policy shall be cancelable without ten (10) days prior notice to Tenant.

                                   ARTICLE 11
                                       Use

      Tenant shall use and occupy the Demised Premises for general office purposes in substantial compliance with all applicable laws, ordinances, regulations and requirements of governmental authorities having jurisdiction and the Arvida Park and Commerce East Association. Tenant will not use the Demised Premises in a manner that causes excessive noise, noxious odors, accumulation of garbage, vibrations from machinery or any other nuisance which may create undue annoyance or hardship to another tenant of the Building.

                                   ARTICLE 12
                            Assignment and Subletting

      Tenant shall not assign, sell, mortgage, pledge or in any manner transfer or encumber this Lease, or any interest therein, or sublet the Demised Premises, or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted transfer without Landlord's consent shall be deemed null and void. For purposes of this paragraph, a transfer of the controlling ownership interests of Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the foregoing, Tenant may, without the prior written consent of

Landlord, (i) assign or sublet the Demised Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate") or (ii) assign this Lease to an entity into which Tenant is merged, consolidated or converted or to an entity to which substantially all of Tenant's assets are transferred, provided such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant's leasehold estate.

                                   ARTICLE 13
                                    Fixtures

      All cubicles, shelving and other office fixtures installed by or at the expense of Tenant and all erections, additions and/or improvements not affixed to the Building and not used in the operation of the Building, made to, in or on the Demised Premises by and at the expense of Tenant and susceptible of being removed from the Demised Premises without damaging in any manner the structure of such Building, shall remain the property of Tenant and Tenant may, but shall not be obligated to, remove the same or any part thereof at any time or times during the term hereof, except that Tenant shall be obligated to remove same upon expiration of this Lease if Landlord has delivered notice to Tenant prior to expiration requesting such removal. Tenant, at its sole cost and expense, shall make any repairs occasioned by such removal.

                                   ARTICLE 14
                                      Signs

      Landlord shall maintain a monument sign at the main entrance to the Office Facility and at least one directory in the lobby or entranceway of the Building. Landlord shall include Tenant's name on the monument sign and each Building directory at no cost to Tenant. Tenant shall not have a right to erect signs on the exterior of the Demised Premises or Building. Tenant shall have the right, without Landlord's prior written consent, to erect signs in the interior of the Demised Premises.

                                   ARTICLE 15
                               All Risk Insurance

Section 1. All Risk Insurance

      Landlord shall maintain all risk insurance on the Building in an amount not less than the replacement cost of the Building, minus the cost of excavations, footings and foundation, which policy shall include rental value insurance.

Section 2. Insurance Proceeds

      Except as specifically provided in Article 16, in the event of any damage to or destruction of the Demised Premises, Landlord shall promptly adjust the loss and settle all claims with the insurance companies issuing such policies. Any proceeds in excess of such proceeds as shall be necessary for such repair, restoration, rebuilding, replacement or any combination thereof shall be the sole property of Landlord subject to any rights therein of Landlord's mortgagee, and if the proceeds necessary for such repair, restoration, rebuilding or replacement, or any combination thereof shall be inadequate to pay the cost thereof, Landlord shall suffer the deficiency.

Section 3. Waiver of Subrogation

      Landlord and Tenant hereby release each other, to the extent of the insurance coverage or self-insurance privilege provided hereunder, from any and all liability or responsibility (to the other or anyone claiming through or under the other by way of subrogation or otherwise) for any loss to or damage of property insurable under standard commercial all risk insurance policies covering the Demised Premises and any of Tenant's property, even if such loss or damage shall have been caused by the fault or negligence of the other party. Each party agrees to immediately notify the other party in writing if its insurance company refuses to include a waiver of subrogation provision in its all risk policy, in which event the notified party shall instruct its insurance company not to include a waiver of subrogation provision in the notified party's all risk policy either and neither party shall be obligated to waive subrogation as provided in this Section. Both parties shall be obligated to use diligent efforts to obtain a waiver of subrogation provision in its all risk policy and the insured shall be obligated to pay any additional charges imposed by its insurance company for such coverage. An insurance company shall not be deemed to have refused to include a waiver of subrogation provision if it required an additional fee for such coverage and the insured refused to pay it.

                                   ARTICLE 16
                                    Casualty

Section 1. Rent Abatement

      If the whole or any part of the Demised Premises shall be damaged or destroyed by fire, windstorm or other casualty, then the Base Rent, Operating Expenses and all other charges hereunder shall be abated or adjusted in proportion to that portion of the Demised Premises of which Tenant shall be deprived on account of such damage or destruction until the repair, restoration, rebuilding or replacement of the damaged improvements has been substantially completed.

Section 2. Repairs and Restoration

      (a) Landlord agrees that in the event of the damage or destruction of the Demised Premises, Landlord forthwith shall proceed to repair, restore, replace or rebuild the Demised Premises, including any improvements made thereto by or on behalf of Tenant and insured under Landlord's policy of insurance, to substantially the same condition as the Demised Premises were in immediately prior to such damage or destruction, without delay or interruption except for events beyond the reasonable control of Landlord. Notwithstanding the foregoing, if Landlord does not either (i) obtain a Building permit for the repairs, rebuilding or restoration required hereunder within sixty (60) days of the date of such damage or destruction; or (ii) substantially complete such repairs, rebuilding or restoration and comply with conditions (a), (b) and (c) in Section 3 of this Article within one hundred twenty (120) days of such damage or destruction, then in either event Tenant may at any time thereafter cancel and terminate this Lease by sending thirty (30) days written notice thereof to Landlord, except, however, said notice of cancellation shall not be effective if Landlord within said thirty (30) day period shall obtain such permit or complete and comply as aforesaid, as the case may be.

      (b) Notwithstanding the foregoing, if such damage or destruction shall occur during the last five (5) years of the term of this Lease, or during any renewal term, and shall amount to one-third (1/3) or more of the replacement cost of the Building (exclusive of the land and foundation), this Lease may be terminated at the election of either Landlord or Tenant, provided that notice of such election shall be sent by the party so electing to the other within thirty
(30) days after the occurrence of such damage or destruction. Upon termination as aforesaid by either party hereto, this Lease and the term hereof shall cease and come to an end and any unearned rent or other charges paid in advance by Tenant shall be refunded to Tenant and the parties shall be released hereunder, each to the other, from all liability and obligations thereafter arising under this Lease.

Section 3. Tenant's Fixtures

      In the event the Demised Premises are destroyed or damaged and this Lease is not canceled, then after Landlord has repaired, restored and/or rebuilt the Demised Premises as above provided, Tenant shall not be required to accept delivery of possession of the Demised Premises and commence paying rent until all of the following shall have occurred:

      (a) Tenant shall have received written notice from Landlord advising Tenant of the contemplated date of completion of the Demised Premises and authorizing Tenant to enter the Demised Premises for the purpose of installing its fixtures and performing other work and Tenant shall have thirty (30) days after receipt of said notice to do such work (rent free);

      (b) The Demised Premises shall have been restored as nearly as practicable to the condition existing immediately prior to such destruction or damage and in compliance with all laws, ordinances, regulations and requirements of governmental authorities having jurisdiction thereof and the National Board of Fire Underwriters; and

      (c) a certificate of occupancy or an equivalent use permit, and all other requisite permits, if any, including an inspection certificate of approval by the National Board of Fire Underwriters, shall have been issued by the appropriate legal authorities and Landlord shall have delivered copies to Tenant.

                                   ARTICLE 17
                                 Eminent Domain

Section 1. Total Taking

      If the whole of the Demised Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease and the term hereof shall cease and terminate as of the date of such taking, subject, however, to the right of Tenant, at its election, to continue to occupy the Demised Premises, subject to the terms and provisions of this Lease, for all or such part, as Tenant may determine, of the period between the date that notice of such taking is received and the date when possession of the Demised Premises shall be taken by the taking authority and any unearned rent or other charges, if any, paid in advance shall be refunded to Tenant.

Section 2. Partial Taking

      If any public or private authority shall, under the power of eminent domain, make a taking, or Landlord shall convey to said authority in lieu of such taking:

      (a) resulting in a reduction by 15% or more of the ground floor area of the Building or the Demised Premises;

      (b) resulting in the reduction of 15% or more of the parking spaces in the Office Facility; or

      (c) resulting in a taking of either a portion of the Common Area or of the access road serving the Building that substantially impedes or substantially interferes with access to the Demised Premises, then Tenant may, at its election, terminate this Lease by giving Landlord notice of the exercise of Tenant's election within thirty (30) days after Tenant shall receive notice of such taking, except that, in the case of (b) only, if Landlord provides reasonably satisfactory alternative parking within thirty (30) days which results in the Office Facility having ninety-five (95%) of the parking spaces that it had prior to the taking, then Tenant shall not have the right to terminate this Lease. In the event of termination pursuant to this Section, this Lease and the term hereof shall cease and terminate as of the date of such taking, subject to the right of Tenant, at its election, to continue to occupy the Demised Premises, subject to the terms and provisions of this Lease, for all or such part, as Tenant may determine, of the period between the date that notice of such taking is received and the date when possession of the Demised Premises shall be taken by the appropriate authority, and any unearned rent or other charges, if any, paid in advance by Tenant shall be refunded to Tenant.

Section 3. Repairs and Restoration

      (a) In the event of a taking in respect of which Tenant shall not have the right to elect to terminate this Lease or, having such right, shall not elect to terminate this Lease, this Lease and the term hereof shall continue in full force and effect and Landlord, at Landlord's sole cost and expense, forthwith shall restore the Demised Premises, including any and all improvements made thereto, together with the remaining portions of the parking areas, to an architectural whole in substantially the same condition that the same were in prior to such taking. A just proportion of the Base Rent, Tenant's Proportionate Share of the Operating Expenses and all other charges payable by Tenant hereunder, according to the amount of floor area taken, shall be suspended or abated until the completion of such restoration and thereafter the such charges hereunder shall be reduced in proportion to the rentable square footage of the Demised Premises remaining after said taking.

      (b) Notwithstanding the foregoing, if such taking shall occur during the last five (5) years of the term of this Lease, or during any renewal term, and restoration would amount to one-third (1/3) or more of the replacement cost of the Building (exclusive of the land and foundation), this Lease may be terminated at the election of either Landlord or Tenant, provided that notice of such election shall be sent by the party so electing to the other by no later than thirty (30) days after possession shall have been taken by the taking authority. Upon termination as aforesaid by either party hereto, this Lease and the term hereof shall cease and come to an end and any unearned rent or other charges paid in advance by Tenant shall be refunded to Tenant and the parties shall be released hereunder, each to the other, from all liability and obligations thereafter arising under this Lease.

Section 4. The Award

      All compensation awarded for any taking, whether for the whole or a portion of the Demised Premises, shall be the sole property of Landlord whether such compensation shall be awarded for diminution in the value of, or loss of, the fee in the Demised Premises, or otherwise, and Tenant hereby assigns to Landlord all of Tenant's rights and title to and interest in any and all such compensation; provided, however, that Landlord shall not be entitled to and Tenant shall have the sole right to make its independent claim for and retain any portion of any separate award made by the appropriating authority directly to Tenant for damage to or depreciation of, and cost of removal of fixtures, personalty and improvements installed in, the Demised Premises by, or at the expense of Tenant, or for moving expenses, and to any other award made by the appropriating authority directly to Tenant, provided any such separate award does not affect or reduce the award payable to Landlord.

Section 5. Release

      In the event of any termination of this Lease as the result of the provisions of this Article, the parties, effective as of such termination or vacating, whichever is later, shall be released, each to the other, from all liability and obligations thereafter arising under this Lease.

                                   ARTICLE 18
                                    Default

Section 1. Landlord Remedies

      (a) The following shall constitute events of default hereunder: (i) any installment of Base Rent or additional rent or any other sums required to be paid by Tenant hereunder, or any part thereof shall be in arrears and unpaid for five (5) days after the date it is due (subject to the notice requirement described in Section (b) of this Article) or (ii) Tenant's failure to observe or perform any of the other covenants, agreements or conditions of this Lease on the part of Tenant to be kept and performed, which failure shall continue for a period of thirty (30) days after written notice thereof is delivered by Landlord to Tenant (unless such failure cannot reasonably be cured within thirty (30) days and Tenant shall have commenced to cure said failure within said thirty
(30) days and continues diligently to pursue the curing of the same), or (iii) Tenant shall file a petition in bankruptcy or be adjudicated a bankrupt, or file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation, or make an assignment for the benefit of creditors (except that this subsection (iii) shall not be applicable unless Tenant is then also in default of any monetary obligations under this Lease), or (iv) any trustee, receiver or liquidator of

Tenant or of all or any substantial part of its properties or of the Demised Premises shall be appointed in any action, suit or proceeding by or against Tenant and such proceeding or action shall not have been dismissed within forty-five (45) days after such appointment, or (v) the leasehold estate hereby created shall be taken on execution or by other process of law. If any such event of default shall occur and remain uncured, then Landlord shall have the following remedies:

            (1) to bring suit for the collection of the rent or other amounts for which Tenant may be in default, or for the performance of any other covenant or agreement devolving upon Tenant, all without entering into possession or terminating this Lease;

            (2) to re-enter the Demised Premises by legal proceedings and take possession thereof, without thereby terminating this Lease, whereupon Landlord may expel all persons and remove all property without liability and relet the Demised Premises and receive the rent, applying the same first to the payment of the reasonable expenses of such re-entry and the reasonable costs of such reletting (including without limitation, brokerage fees and reasonable retrofitting expenses which Landlord determines in good faith are necessary to secure the replacement tenant), and then to the payment of the monthly rental and other charges accruing hereunder, the balance, if any, to be retained by Landlord. Landlord shall use Landlord's best efforts to relet the Demised Premises but shall not be obligated to enter into a lease with any proposed substitute tenant (i) whose use of the Demised Premises would violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building or imposed by Arvida Park of Commerce East (or its successor), or (ii) whose use of the Demised Premises would adversely affect the reputation of the Building, or (iii) for a rental less than the current fair market rental then prevailing for similar office uses in comparable buildings in the same market area as the Building. Whether or not the Demised Premises are relet, Tenant shall remain liable for any deficiency. The commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Demised Premises shall not be construed as an election to terminate this Lease unless Landlord shall, in writing, expressly exercise its option hereinbefore provided to declare the term hereof ended, and shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the term of this Lease

            (3) to terminate this Lease by a ten (10) day notice, and re-enter the Demised Premises and take possession thereof, whereupon Tenant shall be wholly discharged from this Lease. In the event Landlord shall elect to terminate this Lease, all rights and obligations of Landlord and Tenant hereunder shall cease, except that Landlord shall retain full right to sue for and collect (i) all rents and other amounts for the payment of which Tenant shall then be in default, (ii) all damages to Landlord by reason of any such breach, and (iii) the excess of the present value of the Base Rent that Tenant would have been required to pay to Landlord during the period from termination of this Lease through the date the lease would otherwise have expired had it not been terminated, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Demised Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the rate at the time the Lease was terminated of U.S. Treasury Securities of comparable maturity to the remaining Lease term at the time the Lease was terminated. Landlord and Tenant shall have the duty and obligation to mitigate said damages, and Tenant shall surrender and deliver up the Demised Premises to Landlord and upon any default by Tenant in so doing, Landlord shall have the right to recover possession by legal proceedings and to apply for the appointment of a receiver and for other ancillary relief in such action, provided that Tenant shall have ten (10) days written notice after such application may have been filed and before any hearing thereon.

      (b) Notwithstanding any other provision of this Lease, if Tenant is delinquent in paying any monthly installment of rent for more than five (5) days, then Landlord shall provide Tenant with written notice and demand for such delinquent rent unless Landlord has sent written notice of delinquent rent to Tenant within the preceding twelve months and Tenant shall not be in default of this Lease unless and until the rent remains in arrears and unpaid for five (5) days after Tenant's receipt of such written notice and demand. Landlord shall not be obligated to provide written notice and demand to Tenant for delinquent rent more than once in any twelve month period.

      (c) If Tenant is delinquent in paying any monthly installment of rent for more than five (5) days, Landlord may impose a late charge equal to five percent (5%) of such delinquent sum, which shall be paid by Tenant to Landlord upon demand. In addition, all sums payable by Tenant to Landlord under this Lease, if not paid within five (5) days after the due date, shall accrue interest at the rate of twelve percent (12%) from the due date until paid. Said interest shall constitute additional rent under this Lease and shall be paid by Tenant to Landlord upon demand.

      (d) All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other remedies allowed at law or in equity.

Section 2. Landlord's Self-Help

      (a) If Tenant shall default in the performance of any covenant or agreement by it to be performed under this Lease and shall not cure such default within thirty (30) days after notice from Landlord specifying the default, Landlord may, at its option, cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and deemed additional rent hereunder. Tenant agrees, within fifteen (15) after demand therefor, to reimburse Landlord for such amounts paid.

Section 3. Tenant's Self-Help

      If Landlord shall default in the performance of any covenant or agreement by it to be performed under this Lease and shall not cure such default within thirty (30) days after notice from Tenant specifying the default, Tenant may, at its option, in addition to any other remedy available at law or in equity, cure such default for the account of Landlord and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord. Landlord agrees, within fifteen (15) days after demand therefor, to reimburse Tenant for such amounts paid.

                                   ARTICLE 19
                                 Subordination

      This Lease shall be subordinate to any present or future first mortgage upon the Demised Premises or any property of which the Demised Premises are a part irrespective of the time of execution or the time of recording of any such first mortgage, provided that the holder of any such mortgage shall enter into a written agreement with Tenant in form suitable for record to the effect that (a) in the event of foreclosure or other action taken under the mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder and (b) such holder shall permit insurance proceeds to be used for any restoration and repair required by the provisions of Article 16 and Article 17, respectively. Landlord agrees to use diligent efforts to cause the holder of the first mortgage to enter into such written non-disturbance agreement with Tenant prior to Landlord's execution of the mortgage or as soon as practicable thereafter. Tenant agrees that if the mortgagee or any person claiming under the mortgagee shall succeed to the interest of Landlord in this Lease, Tenant will recognize said mortgagee or person as its Landlord under the terms of this Lease, provided that said mortgagee or person executes a written instrument in proper form for recording under which said mortgagee or person assumes and agrees to perform all of the terms, covenants and provisions of this Lease on the part of Landlord to be kept and performed for and during the period from and after the date such mortgagee or person succeeds to the interest of Landlord under this Lease and to comply with and be bound by all the terms, covenants and conditions of this Lease for and during the period from and after the date of such succession. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments, and modifications, renewals, replacements and extensions thereof.

                                   ARTICLE 20
                              Hazardous Materials

Section 1. Definition

      For purposes of this Lease, the term "Hazardous Materials" shall mean any hazardous or toxic substances, materials or waste, including, but not limited to, those substances, materials and waste listed in the U.S. Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and waste which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum or a petroleum product, (ii) designated as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act 33 USC ss.1251 et seq. (33 USC ss.1321) or listed pursuant to Section 3.07 of the Clean Water Act (33 USC ss.1317), (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 USC ss.6901, et seq. 42 USC ss.6903), or (iv) defined as a "hazardous substance" pursuant to ss.101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC ss.9601, et seq. 42 USC ss.9601).

Section 2. Tenant's Obligations

      Tenant shall operate its business in the Demised Premises in substantial compliance with all applicable laws and regulations relating to health, safety or environmental conditions and shall not use or allow the Demised Premises to be used for the generation, use, storage, treatment, release or disposal of any Hazardous Materials except for quantities of such Hazardous Materials necessary to conduct the ordinary course of business in an office environment. Tenant indemnifies and holds Landlord, its partners and employees, harmless from and against all claims, demands, actions, suits, liability, damages (including foreseeable and unforeseeable consequential damages), expenses (including remediation, removal, repair and cleanup expenses) and costs (including reasonable attorneys' fees, consultant fees and expert fees) directly or indirectly arising out of Tenant's use, generation, storage, release, disposal or discharge of Hazardous Materials in, under, about or from the Demised Premises. This indemnification shall survive the termination of this Lease.

Section 3. Landlord's Obligations

      Landlord shall provide Tenant with copies of all studies or other documentation in Landlord's possession pertaining to environmental conditions in, on or under the Land or pertaining to past uses of the Land. Landlord agrees to immediately remediate any and all environmental conditions discovered in, on or under the Land. Landlord hereby indemnifies and holds Tenant, its partners and employees, harmless from and against all claims, demands, actions, suits, liability, damages (including foreseeable and unforeseeable consequential damages), expenses (including remediation, removal, repair and cleanup expenses) and costs (including reasonable attorneys' fees, consultant fees and expert fees) directly or indirectly arising out of the presence, use, generation, storage, release, disposal or discharge of Hazardous Materials in, under, about or from the Land or Building by Landlord, its agents, employees, contractors, invitees or predecessors in interest, or other present or former tenants of Landlord (excluding Tenant) or any other person or entity. This indemnification shall survive the termination of this Lease.

                                   ARTICLE 21
                                 Miscellaneous

Section 1. Holding Over

      In the event that Tenant or anyone claiming under Tenant shall continue occupancy of the Demised Premises after the expiration of the original term of this Lease or any renewal or extension thereof without any agreement in writing between Landlord and Tenant with respect thereto, such occupancy shall not be deemed to extend or renew the term of this Lease, but such occupancy shall continue as a tenancy at will from month to month upon the covenants, provisions and conditions herein contained except that the Base Rent shall increase to one and one half times the Base Rent in effect during the last Lease Year of the term, as extended or renewed, prorated and payable for the period of such occupancy.

Section 2. Waivers

      Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either party may have under this Lease or by operation of Law, either at Law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by said party or not, shall be deemed to be an exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

Section 3. Disputes

      It is agreed that if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest." Such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for the recovery of such sum. If it shall be adjudged that there was not legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease. If at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligations to perform the work is asserted may perform such work and pay the costs thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance and shall survive the right on the part of said party to institute suit for the recovery of the costs of such work. If it shall be adjudged that there was no legal obligation on the part of said party to perform the same or any part thereof, said party shall be entitled to recover the costs of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this Lease.

Section 4. Notice

      All notices and other communications authorized or required hereunder shall be in writing and shall be (i) delivered personally, (ii) mailed by certified mail, return receipt requested, postage prepaid, or (iii) deposited with a reputable overnight courier. Any such notice or other communication shall be deemed to have been duly given when received by the party to whom such notice or other communication is addressed. If intended for Tenant, the notice shall be delivered to the following address, or such other address as Tenant may hereafter designate by notice to Landlord:

        Cross Country Staffing
        6601 Park of Commerce Boulevard
        Boca Raton, Florida
        Attention: Emil Hensel

If intended for Landlord, the notice shall be delivered to the following address, or such other address as Landlord may hereafter designate by notice to
Tenant:

        Meridian Properties
        7777 Glades Road, Suite 201
        Boca Raton, Florida 33433
        Attention: Jeffrey L. Schmier.

Section 5. Quiet Enjoyment

      Landlord covenants and agrees with Tenant that upon Tenant paying the rent and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed hereunder, Tenant shall peaceably and quietly have, hold, occupy and enjoy the Demised Premises without hindrance or molestation from Landlord or any persons lawfully claiming through Landlord, subject to the terms of this Lease. Without limiting the generality of the foregoing, Landlord shall not cause or permit any excessive noise, noxious odors, accumulation of garbage, vibrations, smoke, unhealthy germs ("sick building syndrome") or any other nuisance which may create undue annoyance or hardship to the occupants of the Demised Premises to penetrate or occur in the Demised Premises, and shall remedy any such condition at Landlord's expense within a reasonable period of time after receipt of written notice from Tenant.

Section 6. Zoning and Good Title

      Landlord warrants and represents, upon which warranty and representation Tenant has relied in the execution of this Lease, that Landlord will, prior to delivery of possession, be the owner of the Demised Premises in fee simple absolute, free and clear of all liens superior to the Lease; that this Lease is and shall be a first lien on the Demised Premises subject only to any mortgage to which this Lease is subordinate as provided in this Lease; that Landlord has full right and lawful authority to execute this Lease for the term, in the manner, and upon the conditions and provisions herein contained; that there is to the best of Landlord's knowledge no legal impediment to the construction and use of the Demised Premises for general office purposes subject to Landlord's obtaining all environmental, building, transportation and other applicable permits for construction of the Demised Premises; that the Demised Premises are not subject to any easements, restrictions, zoning ordinances or similar governmental regulations which prevent their use for corporate headquarters office purposes; that the Demised Premises are presently zoned L.I.R.P. 2.5 (Light Industrial Research Park); and that the governmental agency having jurisdiction has provided the letter annexed hereto as Exhibit E regarding the zoning.

Section 7. Access

      Tenant shall have 24 hour per day access to the Demised Premises every day of the year, including holidays. Landlord, upon 24 hours' notice to Tenant, may show the Demised Premises to prospective purchasers and mortgagees during normal business hours. In addition, during the nine (9) months prior to expiration of the Lease term, Landlord may show the Demised Premises to prospective tenants during normal business hours.

Section 8. Force Majeure

      In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act other than Tenant's obligation to make payments of rent, additional rent, and other charges required hereunder, by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, the act, failure to act, or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party.

Section 9. Rules and Regulations

      Tenant shall observe and comply with the rules and regulations annexed hereto as Exhibit "F" and such other reasonable rules and regulations that Landlord may hereafter prescribe and deliver to Tenant in writing pertaining to the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other tenants of the Building, provided that all such rules and regulations (i) are reasonable, (ii) will not interfere with the operation of Tenant's business at the Demised Premises or with Tenant's quiet enjoyment of the Demised Premises, and (iii) are fairly and consistently applied by Landlord to all tenants and guests in the Building.

Section 10. Waiver of Landlord's Lien

      Any lien granted to Landlord, whether statutory or otherwise, in Tenant's personal property, fixtures, inventory or stock-in-trade on the Demised Premises for nonpayment of rent, default by Tenant, or any other reason whatsoever, shall be subordinate to the lien or security interest of any person or entity that lends money, extends credit or sells or leases personal property or fixtures to Tenant.

Section 11. Estoppel Certificates

      At any time and from time to time Landlord and Tenant each agree, upon request in writing from the other, to execute, acknowledge and deliver to the other a statement in writing certifying that the Lease is unmodified and is in full force and effect, or if there have been modifications, that the same is in full force and effect as modified (stating the modifications), that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults, specifying the same, and the dates to which the rent and other charges have been paid.

Section 12. Recordation

      Prior to recordation of the Notice of Commencement (required to be recorded prior to commencement of construction of the Building), Landlord and Tenant shall record a memorandum of lease making reference to this Lease, including the Expiration Date, Tenant's options to extend and Tenant's right of first offer to expand. The memorandum of lease shall expressly state that it expires one year from the date of recording.

Section 13. Invalidity of Particular Provisions

      If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be extended to the fullest extent permitted by Law.

Section 14. Captions

      The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

Section 15. Landlord's Successors

      The word "Landlord" and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons or entity named herein as Landlord or the mortgagee in possession for the time being of the Land and Building comprising the Demised Premises. If there is more than one Landlord, the covenants of Landlord shall be the joint and several obligation of each of them, however, the word "Landlord" insofar as covenants or obligations on the part of Landlord are concerned, shall be limited to mean only the owner or owners at the time in question of the Demised Premises.

      In the event of any transfer or conveyance of title to the Land and/or Building comprising the Demised Premises, the Landlord herein named (and in the case of any subsequent transfer or conveyance, the then grantor) shall from and after the date of such transfer or conveyance be freed and relieved of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, only after Landlord or the then grantor shall have caused the grantee or transferee to execute, acknowledge and deliver to Tenant a written instrument in proper form for recording under which the grantee or transferee assumes and agrees to perform all of the terms, covenants and provisions of this Lease on the part of Landlord to be kept and performed for and during the period from and after the date of such transfer or conveyance and to comply with and be bound by all the terms, covenants and conditions of this Lease for and during the period from and after the date of such transfer or conveyance. Landlord or the then grantor shall not be relieved of any liability to Tenant which shall have accrued prior to such transfer or conveyance by reason of the failure of Landlord or the then grantor to perform obligations of the Landlord hereunder.

Section 16. Pronouns; Assigns

      Any pronoun shall be read in the singular or plural number and in such gender as the context may require. Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 17. No Relationship

      Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither any provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

Section 18. Brokerage

      Landlord and Tenant each represent and warrant to the other that it has not dealt with any real estate agent or broker in connection with this transaction other than Grubb & Ellis. Landlord shall be responsible for paying Grubb & Ellis' fees in connection with this transaction. Landlord and Tenant each indemnify and save the other harmless from and against all loss, cost and expense incurred by reason of the breach of the indemnifying party's representation and warranty set forth in this Section.

Section 19. Legal Fees

      If Landlord or Tenant shall institute an action or proceeding to enforce the provisions of this Lease, the non-prevailing party shall reimburse the reasonable attorneys' fees and disbursements incurred by the prevailing party in such action or proceeding.

Section 20. Financial Statements

      Tenant shall provide to Landlord, within thirty (30) days after Landlord requests same in writing, current financial statements of Tenant. Landlord shall not request, and Tenant shall not be obligated to provide, financial statements more than once in any twelve (12) month period.

Section 21. Entire Agreement

      This Lease contains the entire and only agreement between the parties, and no oral statement or representations or prior written matter not contained in this Lease shall have any force or effect. This Lease shall not be modified in any way except by a writing executed by both parties.

Section 22. Substantial Completion

      It is understood and agreed that the Demised Premises shall be deemed to be "substantially completed" even though there may be minor incomplete items or deficiencies provided that any such incomplete items or deficiencies shall not hinder Tenant's work in and about the Demised Premises or prevent Tenant from opening for business and shall be completed by Landlord as promptly as practicable after delivery of possession of the Demised Premises.

Section 23. Effective

      This Lease shall become effective upon execution of this Lease by both parties.

Section 24. Radon Gas

      Florida law requires the inclusion of the following notification in this
Lease: "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

Section 25. Financing Contingency

      This Lease is conditioned upon Landlord obtaining a satisfactory construction mortgage financing commitment (or combined construction/permanent financing commitment) within forty-five (45) days from the date of this Lease for the construction of the Office Facility. Landlord shall deliver a copy of the financing commitment to Tenant as soon as Landlord receives it. If Landlord fails to obtain the financing commitment within the forty-five (45) day period, Landlord or Tenant may terminate this Lease by delivering written notice of termination to the other party within one week after expiration of the forty-five (45) day period, whereupon this Lease shall be null and void and neither party shall have any liability to the other hereunder. Nothing in this paragraph shall be deemed to modify or diminish Landlord's obligation to promptly and diligently apply for the financing necessary to satisfy this financing condition and to prosecute same in good faith.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written by their respective officers thereunto duly authorized.

                                        LANDLORD:
Attest:                                 MERIDIAN PROPERTIES

/s/ Arlene R. Belue                     By: /s/ Jeffrey L. Schmier
----------------------------------          ------------------------------------
Secretary                               Name:   Jeffrey L. Schmier
                                             -----------------------------------
                                        As its: PARTNER
                                               ---------------------------------


                                        TENANT:
Attest:                                 CROSS COUNTRY STAFFING

/s/ Joseph A. Boshart                   By: /s/ Emil Hensel
----------------------------------          ------------------------------------
Secretary                               Name:   EMIL HENSEL
                                             -----------------------------------
                                        As its: CFO/COO
                                               ---------------------------------

STATE OF FLORIDA      )
                      ) ss
COUNTY OF PALM BEACH  )

            The foregoing instrument was acknowledged before me this 28 day of April, 1997 by EMIL HENSEL, the CFO of Cross County Staffing, a Delaware partnership, on behalf of the partnership. He/She is personally known to me or has produced DL as identification and did/did not take an oath.


(SEAL)                                  /s/ Darren S. Portner
                                        ----------------------------------------
                                        Notary Public
                                        State of Florida

            [STATE OF FLORIDA NOTARY PUBLIC SEAL]     DARREN S. PORTNER
                                                   COMMISSION # CC 396410
                                                     EXPIRES JUL 28,1998
                                                         BONDED THRU
                                                 ATLANTIC BONDING CO., INC.

STATE OF FLORIDA      )
                      ) ss
COUNTY OF PALM BEACH  )

            The foregoing instrument was acknowledged before me this 28th day of April, 1997 by Jeffrey L. Schmier, the PARTNER of Meridian Properties, a Michigan partnership, on behalf of the partnership. He/She is personally known to me or has produced DL as identification and did/did not take an oath.


(SEAL)                                  /s/ Darren S. Portner
                                        ----------------------------------------
                                        Notary Public
                                        State of Florida

            [STATE OF FLORIDA NOTARY PUBLIC SEAL]     DARREN S. PORTNER
                                                   COMMISSION # CC 396410
                                                     EXPIRES JUL 28,1998
                                                         BONDED THRU
                                                 ATLANTIC BONDING CO., INC.

                                  EXHIBIT "A"

LAND DESCRIPTION:

A portion of Parcel "A", all of Parcel "B" and a portion of Parcel "C", ARVIDA PARK OF COMMERCE PLAT NO. 9, as recorded in plat Book 50, Page 148 of the Public Records of Palm Beach County, Florida and a portion of N.W. 65th Avenue, as abandoned in Official Records Book 4713, Page 463 of the Public Records of Palm Beach County, Florida, being more particularly described as follows:

COMMENCING at the southwest corner of said Parcel "A"; thence N 00(degrees)31'13" W, along the west line of said plat, 367.50 feet to the POINT OF BEGINNING; thence continue N 00(degrees)31'13" W, along said west plat line,
515.08 feet; thence S 89(degrees)33'05" E, 420.10 feet; thence N 00(degrees)26'55" E, 28.61 feet; thence S 89(degrees)33'05" E, 90.01 feet to the west right-of-way line of Park of Commerce Boulevard; thence S 00(degrees)26'55" W, along said right-of-way line, 70.00 feet; thence S 44(degrees)33'05" E, along said right-of-way line, 14.14 feet; thence S 00(degrees)26'55" W, along said right-of-way line, 453.62 feet; thence N 89(degrees)33'05" W, 306.40 feet; thence S 61(degrees)23'38" W, 20.59 feet; thence N 89(degrees)33'05" W, 187.00 feet to the POINT OF BEGINNING.

Said lands lying in the City of Boca Raton, Palm beach County, Florida, containing 264,575 square feet (6.0738 acres), more or less.

                                  EXHIBIT "B"

                            Plan of Demised Premises

         (To Be Attached After Plans and Specifications are Completed)

                                  EXHIBIT "C"

                          Site Plan of Office Facility

                                   (Attached)

                              [FLOOR PLAN OMITTED]

                              [FLOOR PLAN OMITTED]

                                  EXHIBIT "D"

                             Specification Outline

                                 (See Attached)

[LOGO]

                             Specification Outline

BUILDING

Scope:        Square footage by floor-25,000 to 30,000 sq. ft. (Cross Country
              Choice)
              Breakout of open vs. Office space for CCS- Depends on Cross Country Layout
              Amenities:
                        *     Covered parking structure-Landlord Responsibility
                        *     Break Room-Tenant Allowance (T.I.)
                        *     Conference Rooms (#?)-T.I.
                        *     Copier Rooms (#?)-T.I.
                        *     Mail Room-T.I.
                        *     Exercise Room (?)-T.I.

Structure:    First Floor (slab)-6" concrete slab
              Second Floor (slab, joists, support beams)- 4" concrete slab over steel joist
              Roof- Modified Bitumen
              Columns- 35' x 40' spacing +/-

Envelope:     Exterior wall (type of construction, footings)-concrete tiltwall, glass, architect applique
              Windows (% of envelope area, type of glass & frame, shutters)
              9/16" laminated tinted hurricane resistant

Stairs: Number, type of construction (masonry vs. metal) Three (3) concrete

Roofing: Roof system, insulation, lighting protection, access- Lightweight concrete with 3" insulation base R Value=19

Doors:        Type of doors, frames, hardware, glazing of office doors
                        -Entrance- Aluminum frame with glass
                        -Exterior service- Aluminum frame with glass
                        -Interior- Tenants allowance

Partitions:   Height and insulation- Tenant allowance
                        -Between standard offices
                        -Conference rooms
                        -Rest Rooms
                        -Break Rooms

Cabinetry:    Copy rooms-Tenant allowance
              Mail room
              Break rooms

Ceilings:     Height and type of ceiling tile: 14' clear height between floors;
              ceiling type- 2' x 2' USG
                        -Open office area
                        -Enclosed offices

Flooring:     Tiles and carpet
                        -Entrance lobby-Tile
                        -Rest rooms-Tile
                        -Break rooms-Tenant allowance
                        -General office area-Tenant allowance
                        -Computer room-Tenant allowance


                                  EXHIBIT "D"
                                   pg 1 of 2

[LOGO]

Decorative:   Interior Paint- Tenant allowance
              Exterior Paint- (landlord Responsibility) Texcoat Textured Coating
              Wallpaper- Tenant allowance
              Moldings- Tenant allowance

Elevator:     Size, speed - Miami Elevator

Other:        Restroom accessories- Standard
              Signage- Tenant allowance
              Projection screens for conference room- Tenant allowance

UTILITIES

Plumbing:     Water Service- 2.5" water service
              Sanitary Piping- 8" sanitary service
              Rainwater System- Internal to catch basins
              Condensate Drains- Internal to sanitary
              Hot Water Heater- Yes
              Fixtures- Moen or equal

Fire Protection:
              Type of sprinkler system, piping, heads- N.F.P.A. Requirement Fire Alarm System- Yes
              No. of fire extinguishers and fire ext. cabinets- 1/2000 square feet

Mechanical:   No. of AC units, including size and type- 1 Ton per 300 square feet
              Ductwork and shafts- Fiberglass duct
              Supply and return air devices- Yes
              Toilet exhaust- Yes
              Building Management System- No, individual control, several zones

Electrical:   Service (amps/volts)- Adequate 3000 amps 480/277 volt
              Number of meters- Individual Meter
              Stand-by generator- Tenant allowance
              Power and communication feeds to cubicles- Junction box in ceiling
              General Lighting
                        -open areas- 2 x 4 parabolic fluorescent
                        -offices- 2 x 4 parabolic fluorescent
              Decorative Lighting
                        -lobby- To be
                        -conference rooms- 2 x 4 parabolic fluorescent
              Exterior site lights- Pole & building "shoe box" (Arvida Park
              Standard)
              Wiring and conduits

Communications:
              No. of telephone rooms- Tenant allowance
              No. and location of phone boards- Tenant allowance
              Computer network cabling- Tenant allowance


                                   Pg. 2 of 2

                                  EXHIBIT "E"

                                 Zoning Letter

                                 (See Attached)

                         [LETTERHEAD CITY OF BOCA RATON]

April 14, 1997

Emil Hensel
Cross Country Staffing
1515 South Federal Hy, Suite 210
Boca Raton, Fl 33432

Re:  Park Central
     6601 Park of Commerce Blvd.
     Boca Raton, Florida

To Whom it may Concern:

Please be advised that the above-referenced property is located in the LIRP (Light Industrial Research Park) zoning district. Worldwide Headquarters are permitted in that zoning district. As you have indicated, Cross Country Staffing is a worldwide headquarters that does not provide service to the general public on the premises, and thus would be permitted in the LIRP.

This letter in no way conveys any vested rights, nor does it relieve any applicant from complying with all of the codes of the City.

If you have any further questions, please contact the Department of Development Services at 393-7792.

Sincerely,


/s/ Jeffrey S Barker

Jeffrey S Barker, Zoning Officer
DEPARTMENT OF DEVELOPMENT SERVICES


                                  EXHIBIT "E"

                      [LETTERHEAD CROSS COUNTRY STAFFING]

April 10, 1997

Jeff Barker
Zoning Coordinator
City of Boca Raton
101 East Palmetto Park Road
Boca Raton, FL

Dear Jeff:

We are In the process of finalizing a lease for our new worldwide headquarters containing 35,000 square feet of office space at the proposed office complex known as Park Central at 6601 Park of Commerce Blvd.

Cross Country Staffing is a subsidiary of W. R. Grace. We provide medical personnel to health care Institutions throughout the United States. We do not provide services to the general public on our premises.

We are currently located in Boca Raton, and are very pleased that we are able to remain in the City, and be a continuing part of its economic development.

Please send me a letter for our files confirming that our use is permitted in L.I.R.P.

Thank you for your prompt attention to this matter.

Sincerely,


/s/ Emil Hensel

Emil Hensel
Chief Operating Officer

EH/sb

                                  EXHIBIT "F"

                          Arvida Rules and Regulations

(Rules Promulgated Pursuant to the Declaration of Covenants and Restrictions for Arvida Park of Commerce Dated June 7, 1978, Filed for Record June 8, 1978 in Official Records Book 2873, at Page 745, of the Public Records of Palm Beach County, Florida)

                              MERIDIAN PROPERTIES
                          7777 Glades Road, Suite 201
                              Boca Raton, FL 33433

                                                                    May 29, 1997

Cross Country Staffing
Attn: Emil Hensel
1515 5. Federal Highway, Suite 210
Boca Raton, Florida 33432

            Re: 6601 Park of Commerce Boulevard, Boca Raton, Florida

Gentlemen:

            In consideration for the Lease which we have entered into with regard to the Office Facility which we intend to build on Park of Commerce Boulevard in the Arvida Park of Commerce, we wish to confirm our agreement that in the event Cross Country Staffing (but not its unrelated successors or assigns) experiences shortages of available parking for its employees, and such shortages can be ameliorated by having the Landlord designate parking spaces among the tenants in the Building, Meridian Properties will make such designations. As provided in Article 8, Section 4 of the Lease, Cross Country Staffing shall have the right to choose the location of its designated parking spaces before any of the spaces are designated to other tenants. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Lease.

                                        Very truly yours,

                                        MERIDIAN PROPERTIES


                                        By: /s/ Jeffrey L. Schmier
                                           -------------------------------------
                                                Jeffrey L. Schmier
                                                General Partner

Accepted and Agreed:

CROSS COUNTRY STAFFING


By: /s/ Emil Hensel
    ------------------------------
Name:  EMIL HENSEL
     -----------------------------
Title: COO/CEO
      ----------------------------

                              MEMORANDUM OF LEASE

            MEMORANDUM OF LEASE, made as of the 28th day of April, 1997, between MERIDIAN PROPERTIES, a Michigan partnership having an office at 7777 Glades Road, Suite 201, Boca Raton, Florida 33433 (hereinafter called "Landlord"), and CROSS COUNTRY STAFFING, a Delaware partnership having an office at 1515 South Federal Highway, Suite 210, Boca Raton, Florida 33432 (hereinafter called "Tenant").

                                   WITNESSETH

            1. Landlord, by lease dated April 28, 1997 (the "Lease"), has leased to Tenant and Tenant has leased from Landlord, upon and subject to the terms, covenants and conditions set forth in the Lease, certain premises (the "Demised Premises") comprising approximately 30,000 square feet (the entire second floor) of an office building (the "Building") to be constructed upon the tract of land described on Exhibit "A."

            2. The term of the Lease commences on the "Commencement Date," as defined in the Lease, and terminates on April 30, 2008, unless terminated or extended as provided therein.

            3. The Lease grants Tenant two (2) options to extend for additional periods of five (5) years each.

            4. The Lease grants Tenant a right of first offer (all space to be offered to Tenant first) on all space in the Building as it becomes available for rent.

            This Memorandum of Lease shall automatically expire one year from the date of recording.

            IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year written above.


                                        LANDLORD
/s/ Witness                             Meridian Properties
-----------------------------
          Witness


                                        By: /s/ Jeffrey L. Schmier
                                        ----------------------------------------
/s/ Witness                             Name:   Jeffrey L. Schmier
-----------------------------                -----------------------------------
          Witness                       Title:  PARTNER
                                              ----------------------------------

                                        TENANT
                                        Cross Country Staffing


/s/ [Illegible] S. Rosen
-----------------------------
          Witness


                                        By: /s/ Emil Hensel
                                            ------------------------------------
                                        Name:  EMIL HENSEL
                                             -----------------------------------
/s/ Witness                             Title: COO/CEO
-----------------------------                 ----------------------------------
          Witness

STATE OF FLORIDA     )
                     ) ss
COUNTY OF PALM BEACH )

            The foregoing instrument was acknowledged before me this 29th day of May, 1997 by EMIL HENSEL, the CHIEF OPERATING OFFICER of Cross County Staffing, a Delaware partnership, on behalf of the partnership. He is personally known to me.


(SEAL)                                  /s/ Corinne D. Applegate
[STATE OF FLORIDA NOTARY PUBLIC SEAL]   ----------------------------------------
       CORINNE D. APPLEGATE             Notary Public
     MY COMMISSION # CC 617030          State of Florida
       EXPIRES: May 26, 2001
Bonded Thru Notary Public Underwriters

STATE OF FLORIDA     )
                     ) ss
COUNTY OF PALM BEACH )

            The foregoing instrument was acknowledged before me this 29th day of May, 1997 by JEFFREY L. SCHMIER, the PARTNER of Meridian Properties, a Michigan partnership, on behalf of the partnership. He is personally known to me.


(SEAL)                                  /s/ Corinne D. Applegate
[STATE OF FLORIDA NOTARY PUBLIC SEAL]   ----------------------------------------
       CORINNE D. APPLEGATE             Notary Public
     MY COMMISSION # CC 617030          State of Florida
       EXPIRES: May 26, 2001
Bonded Thru Notary Public Underwriters


                                       2